UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 28, 2017

OMEGA HEALTHCARE INVESTORS, INC.

(Exact name of registrant as specified in charter)

Maryland	1-11316	38-3041398
(State of incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

303 International Circle

Suite 200

Hunt Valley, Maryland 21030

(Address of principal executive offices / Zip Code)

(410) 427-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

On March 28, 2017, Omega Healthcare Investors, Inc. (“Omega”), entered into an Underwriting Agreement with J.P. Morgan Securities LLC, Credit Agricole Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Stifel, Nicolaus & Company, Incorporated, as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which Omega agreed to issue and sell to the Underwriters $550 million aggregate principal amount of its 4.750% Senior Notes due 2028 (the “2028 Notes”) and $150 million aggregate principal amount of its 4.500% Senior Notes due 2025 (the “2025 Notes,” and collectively with the 2028 Notes, the “Notes”). The 2025 Notes are a further issuance of, fully fungible with, rank equally in right of payment with and form a single series with the $250 million principal amount of 4.500% Senior Notes due 2025 initially issued by Omega on July 17, 2015.

The Notes will be guaranteed by Omega’s existing and future subsidiaries that guarantee indebtedness for money borrowed by Omega. The public offering price of the 2028 Notes was 98.978% of the principal amount, and the public offering price of the 2025 Notes was 99.540% of the principal amount.

Omega expects to use the net proceeds from the Notes offering to (i) redeem all of its outstanding $400 million aggregate principal amount of 5.875% Senior Notes due 2024 (the “2024 Notes”), (ii) repay a $200 million senior unsecured incremental term loan facility which is due and payable in full on June 27, 2017, and (iii) repay outstanding borrowings under its revolving credit facility. The remainder, if any, will be used for general corporate purposes, including future acquisitions.

The offering is being made pursuant to Omega’s automatic shelf registration statement on Form S-3 (Registration No. 333-208710) and a related prospectus supplement filed with the Securities and Exchange Commission.

The Underwriting Agreement includes customary representations, warranties and covenants by Omega. Under the terms of the Underwriting Agreement, Omega has agreed to indemnify the Underwriters against certain liabilities, including liabilities arising under the Securities Act of 1933, as amended. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, a copy of which is attached hereto as Exhibit 1.1 and is incorporated by reference herein.

Item 8.01	Other Events.

On March 29, 2017, Omega issued a press release announcing that it will redeem all of its outstanding 2024 Notes and has mailed an irrevocable notice of redemption with respect to such notes. The 2024 Notes will be redeemed in full on April 28, 2017. Pursuant to the terms of the indenture governing the 2024 Notes, Omega will redeem the outstanding 2024 Notes at a redemption price of 102.938% of their principal amount, plus accrued and unpaid interest to, but not including, the redemption date.

2

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1

Underwriting Agreement dated March 28, 2017, by and among Omega Healthcare Investors, Inc., J.P. Morgan Securities LLC, Credit Agricole Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Stifel, Nicolaus & Company, Incorporated, as representatives of the several underwriters named therein.

99.1	Press Release dated March 29, 2017.

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

omega healthcare investors, inc.

Date: March 29, 2017	By:	/s/ Robert O. Stephenson
Robert O. Stephenson
Chief Financial Officer, Treasurer and Assistant Secretary

4

EXHIBIT INDEX

Exhibit Number	Description

1.1

Underwriting Agreement dated March 28, 2017, by and among Omega Healthcare Investors, Inc., J.P. Morgan Securities LLC, Credit Agricole Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Stifel, Nicolaus & Company, Incorporated, as representatives of the several underwriters named therein.

99.1	Press Release dated March 29, 2017.

5